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                                             EXHIBIT 16.1

MOSS-ADAMS LLP (mri)
CERTIFIED PUBLIC ACCOUNTANTS
                                             2200 Rimland Drive, Suite 500
                                             Bellingham, WA  98326-6611

                                             Phone  350.676.1920
                                             FAX  360.671.5111
                                             www.mossadams.com


December 20, 2001



U.S. Securities & Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re:  Infertek, Inc., SEC file No. 000-18232

Ladies and Gentlemen:

We have read the statements made by Infertek, Inc. (copy attached), which we understand will be filed with the U.S. Securities & Exchange Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 20, 2001. We agree with the statements concerning Moss Adams LLP in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Respectfully,

/s/
B. Bryan Cartwright, CPA for
MOSS ADAMS LLP